EXHIBIT 23.1


BERMAN & COMPANY, P.A.
____________________________________________

CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use of our report dated June 5, 2009, on the financial statements of Pro NutriSource, Inc. for the period ended March 31, 2009 and for the period from February 20, 2009 (inception) to March 31, 2009, included herein on the registration statement of Pro NutriSource, Inc. on Form S-1/A (amendment no. 1), and to the reference to our firm under the heading "Experts" in the prospectus.



Berman & Company, P.A.
Certified Public Accountants



/s/ BERMAN & COMPANY, P.A.

Boca Raton, Florida
September 29, 2009








              551 NW 77th Street, Suite 107 * Boca Raton, FL 33487
                  Phone: (561) 864-4444 * Fax: (561) 892-3715
                    www.bermancpas.com * info@bermancpas.com
       Registered with the PCAOB * Member AICPA Center for Audit Quality
           Member American Institute of Certified Public Accountants
            Member Florida Institute of Certified Public Accountants